[Letterhead of Rudolph, Palitz LLC]










October 6, 1999



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K, dated September 30, 1999 of Danzer Corporation (formerly Global Environmental Corporation) filed with the Securities and Exchange Commission and are in agreement with statements contained therein.

Very truly yours,



/s/ Rudolph, Palitz LLC
Rudolph, Palitz LLC

cc:      Mr. Terry Moore, CFO and VP
         Danzer Corporation